UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2005 (April 13, 2005)

MARSH SUPERMARKETS, INC.

(Exact name of registrant as specified in its charter)

Indiana	000-01532	35-0918179

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

9800 Crosspoint Boulevard, Indianapolis, Indiana 46256-3350

(Address of principal executive offices) (Zip Code)

(317) 594-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement.

     On April 13, 2005, Marsh Supermarkets, Inc. (the “Company”) entered into a Confidential Settlement Agreement and Release of all Claims (the “Settlement Agreement”) with C. Alan Marsh (“Marsh”) and Watson-Wyatt & Company (“Watson-Wyatt”) to settle (i) claims filed against the Company by Marsh in the United District Court for the Southern District of Indiana, Indianapolis Division, in a lawsuit entitled C. Alan Marsh v. Marsh Supermarkets, Inc., Case No. 1:04-cv-1407-SEB-VSS (the “Lawsuit”), (ii) a counterclaim filed by the Company against Marsh and (iii) a third-party complaint filed by the Company against Watson-Wyatt. The Lawsuit involved claims alleging breach of contract and civil conversion. Marsh is the brother of Don E. Marsh, the Company’s Chairman and Chief Executive Officer, and William L. Marsh, the Company’s Senior Vice President - Property Management, and the uncle of David A. Marsh, the Company’s President and President and Chief Operating Officer, LoBill Foods Division.

     The Settlement Agreement provides for the payment by the Company to Marsh of the greater of (i) $985,784.68 or (ii) the current cash surrender value of the two split-dollar life insurance policies identified in the Lawsuit. The Company must also pay to Marsh $553,733 to reimburse him for the total federal income tax liability he incurred as a result of the payments made to him by the Company, and his actual attorneys’ and accountants’ fees up to $50,000. Marsh will also receive the periodic payments to which he is entitled under the Company’s Supplemental Retirement Plan. The Settlement Agreement also provides for the payment of $32,840 by Watson-Wyatt to the Company and, effective upon the payments to Marsh set forth above, the Company and Marsh will release each other from any and all claims which they may have had or had at the time they entered the Settlement Agreement, including the Company’s obligation to repay loans against the above referenced life insurance policies of approximately $143,209 as of March 31, 2004, plus interest since March 31, 2004, and Marsh’s obligation to repay the Company for the premiums it paid on such policies in the amount of $533,652. The settlement also provides that each of the parties to the Settlement Agreement will release each other from any and all claims which arise out of or relate to the allegations in the Lawsuit.

     The Settlement Agreement was approved by the Company’s Audit Committee, which is comprised of three independent directors.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 19, 2005	MARSH SUPERMARKETS, INC.
	By:	/s/ P. Lawrence Butt
	Name:	P. Lawrence Butt
	Title:	Senior Vice President, Counsel and Secretary